                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)   October 12, 1998
                                                   ----------------



                            SIERRA PACIFIC RESOURCES
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             NEVADA                     1-8788             88-0198358
 ------------------------------       -----------       ------------------
(State or other jurisdiction of      (Commission       (I.R.S. Employer
 incorporation or organization)       File Number)      Identification No.)


P.O. Box 30150 (6100 Neil Road), Reno, Nevada                89511
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   (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:    (702) 834-4011
                                                      ---------------

                                     None
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(Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events
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     Press Release Dated October 9, 1998

     RENO, NEVADA (OCTOBER 9, 1998) Sierra Pacific Resources (NYSE:SRP) announced today that its stockholders voted to approve the merger of Sierra Pacific Resources and Nevada Power Company at a special meeting held in Reno, Nevada. Later today, stockholders of Nevada Power will meet at a Special Meeting in Las Vegas, Nevada to vote on the merger. The merger is conditioned, among other things, upon obtaining the remaining approvals of the Public Utilities Commission of Nevada, the Federal Energy Regulatory Commission and the Securities Exchange Commission. The transaction is expected to close in the second quarter of 1999.

     Under the terms of the merger agreement, stockholders of Sierra Pacific Resources will have the opportunity to elect to receive 1.44 shares of the combined company's common stock per share or $37.55 in cash per share and stockholders of Nevada Power will have the opportunity to elect to receive 1.00 shares of the combined company's common stock per share or $26.00 in cash per share.

     The combined company, which will be named Sierra Pacific Resources, will have two utility subsidiaries, Sierra Pacific Power Company and Nevada Power Company. The utility subsidiaries will serve a total of more than 800,000 electric, 100,000 gas and 65,000 water customers living in southern and northern Nevada, and in the Lake Tahoe area of California. Based on 1997 results of Nevada Power and Sierra Pacific, total annual revenues for the combined company would be approximately $1.5 billion.

     Sierra Pacific Resources, based in Reno, Nevada, provides electric service to approximately 287,000 customers in a 50,000 square mile region in northern Nevada and the Lake Tahoe area of California, natural gas service to 100,000 customers, and water service to 65,000 customers in the Reno-Sparks area. Other operating subsidiaries include Tuscarora Gas Pipeline Company, which owns 50 percent interest in an interstate natural gas pipeline partnership, and e.three, an energy service company. Operating revenues for 1997 were $663.2 million, with earnings of $74.4 million. The weighted average number of shares outstanding was 30.9 million. Sierra Pacific has approximately 1,500 employees.

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SIERRA PACIFIC RESOURCES

Date:  October 12, 1998            By: /s/   Mark A. Ruelle
       ----------------                -------------------------
                                             Mark A. Ruelle
                                         Senior Vice President
                                 Chief Financial Officer and Treasurer

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